UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.       )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Datasea Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Datasea Inc.
Room 302-5，Building C, Gemdale Viseen International Center, No.5 Shengfang Road
Daxing District, Beijing
People’s Republic of China 102600
+86 10-56145240

To the Stockholders of Datasea Inc.:

You are cordially invited to attend the Annual Meeting of Stockholders of Datasea Inc., a Nevada corporation (the “Company”), to be held on May 7, 2025, at 9:00 AM, local time (BEIJING Time) (i.e.: May 6, 2025, at 9:00 PM, ET) (the “Annual Meeting”) at the corporate offices of Datasea Inc., Room 302-5，Building C, Gemdale Viseen International Center, No.5 Shengfang Road, Daxing District, Beijing, People’s Republic of China 102600.

The Notice of Annual Meeting of Stockholders and Proxy Statement describe the formal business to be transacted at the Annual Meeting. We are providing our stockholders access to our proxy materials and our Annual Report on Form 10-K, for the fiscal year ended June 30, 2024, over the Internet. This allows us to provide you with information relating to our 2025 Annual Meeting of Stockholders in a fast and efficient manner. On or about March 28, 2025, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials and Annual Report on Form 10-K for the fiscal year ended June 30, 2024, online and how to vote. If you receive this notice by mail, you will not receive a printed copy of the materials unless you specifically request one. Included within this notice will be instructions on how to request and receive printed copies of these materials and a proxy card by mail. Information regarding each of the matters to be voted on at the Annual Meeting is contained in the attached Proxy Statement and Notice of Annual Meeting of Stockholders. We urge you to read the proxy statement carefully. The Notice of Internet Availability of Proxy Materials is being mailed to all stockholders of record as of March 20, 2025 (“Record Date”). If needed, we will provide additional details on how to participate through publishing a press release, posting on our corporate website (www.dataseainc.com), or filing with the U.S. Securities and Exchange Commission as additional proxy material.

Whether or not you plan to attend the Annual Meeting, your vote is important, and you are encouraged to vote promptly. If you request a printed copy of the proxy materials, please complete, sign, date, and return the proxy card you will receive in response to your request as soon as possible, or you can vote via the Internet or in accordance with the methods indicated in the Notice of Internet Availability of Proxy Materials or the proxy card. This will ensure that your shares will be represented and voted at the meeting, even if you do not attend. If you attend the meeting, you may revoke your proxy and personally cast your vote. Attendance at the meeting does not revoke your proxy.

Very truly yours,

By:	/s/ Zhixin Liu
Name:	Zhixin Liu
Title:	Chairman of the Board and Chief Executive Officer

March 28, 2025

Important Notice Regarding the Availability of Proxy Materials
for the Annual Stockholder Meeting to be Held on May 7, 2025:
Electronic Copies of the Proxy Statement and
our 2024 Annual Report on Form 10-K are available at
https://www.westcoaststocktransfer.com/dtss-proxy/
**************

Datasea Inc.
Room 302-5，Building C, Gemdale Viseen International Center, No.5 Shengfang Road
Daxing District, Beijing, People’s Republic of China 102600

+86 10-56145240

NOTICE OF THE 2025 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 7, 2025

TO THE STOCKHOLDERS OF DATASEA INC.:

NOTICE IS HEREBY GIVEN that the 2025 Annual Meeting (the “Annual Meeting”) of Stockholders of Datasea Inc. (the “Company”) will be held on May 7, 2025, at 9:00 AM, local time (BEIJING Time) (i.e.: May 6, 2025, at 9:00 PM, ET) at the corporate offices of Datasea Inc., Room 302-5，Building C, Gemdale Viseen International Center, No.5 Shengfang Road, Daxing District, Beijing, People’s Republic of China 102600.

The following proposals will be brought for the vote of stockholders at the Annual Meeting:

1.	To elect the Board’s nominees, Yijin Chen, Zhixin Liu, Fu Liu, Yan Yang, and Chun Kwok Wong, each to serve as a director of the Company until the next annual meeting of stockholders or until their respective successors shall have been elected and qualified;

2.	To ratify the appointment of Kreit & Chiu CPA LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2025;

3.	To approve Amendment No. 4 to our 2018 Equity Incentive Plan; and

4.	To authorize the adjournment of the Annual Meeting, if necessary.

Only stockholders of record of the Company at the close of business on March 20, 2025, are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. A complete list of these stockholders will be open for the examination by any stockholder of record at the Company’s principal executive offices for a period of ten days prior to the Annual Meeting. The Annual Meeting may be adjourned or postponed from time to time without notice other than by announcement at the meeting. We are furnishing proxy materials to our stockholders on the Internet, rather than mailing printed copies of those materials to each stockholder. If you receive a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request them. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review the proxy materials and vote your proxy.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOUR VOTE IS IMPORTANT. PLEASE FOLLOW THE INSTRUCTIONS ON THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS TO VOTE YOUR PROXY OR REQUEST AND PROMPTLY COMPLETE, EXECUTE AND RETURN THE PROXY CARD BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU SO DESIRE.

By Order of the Board of Directors,

By:	/s/ Zhixin Liu
Name:	Zhixin Liu
Title:	Chairman of the Board and Chief Executive Officer

March 28, 2025

i

DATASEA INC.
PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 7, 2025

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

WHY DID YOU SEND ME THIS PROXY STATEMENT?

This proxy statement and the enclosed proxy card are furnished in connection with the solicitation of proxies by the Board of Directors of Datasea Inc. (the “Board”) for use at the Annual Meeting of the Company’s stockholders to be held at the corporate offices of Datasea Inc. (“Datasea” or the “Company”), on May 7, 2025 at 9:00 AM, local time (Beijing Time) (i.e.: May 6, 2025, at 9:00 PM, ET), and at any adjournments or postponements of the Annual Meeting. Specific instructions for accessing the meeting are provided in the notice, proxy card or Notice of Internet Availability of Proxy Materials you receive. This proxy statement summarizes the information you need to make an informed vote on the proposals to be considered at the Annual Meeting. To vote your shares, you may follow the instructions in the Notice of Internet Availability of Proxy Materials or complete, sign and return the enclosed proxy card by emailing your signed proxy card to vote2025@shuhaixinxi.com or otherwise following the return instructions indicated in the proxy card. The terms “Datasea,” “Company,” “we,” or “our” refer to Datasea Inc.

WHAT PROPOSALS WILL BE ADDRESSED AT THE ANNUAL MEETING?

We will address the following proposals at the Annual Meeting:

1.	To elect the Board’s nominees, Yijin Chen, Zhixin Liu, Fu Liu, Yan Yang, and Chun Kwok Wong, each to serve as a director until the next annual meeting of stockholders or until their respective successors shall have been elected and qualified;

2.	To ratify the appointment of Kreit & Chiu CPA LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2025;

3	To approve Amendment No. 4 to our 2018 Equity Incentive Plan; and

4.	To authorize the adjournment of the Annual Meeting, if necessary.

WHO MAY VOTE ON THESE PROPOSALS?

Our Board established March 20, 2025, as the record date (the “Record Date”). Stockholders who owned shares of our common stock at the close of business on the Record Date are entitled to vote at the Annual Meeting on all matters properly brought before the Annual Meeting. On the Record Date, we had 7,651,111 shares of issued and outstanding common stock entitled to vote at the Annual Meeting.

INTERNET AVAILABILITY OF PROXY MATERIALS AND ANNUAL REPORT

These proxy solicitation materials are available at https://www.westcoaststocktransfer.com/dtss-proxy/ on or about March 28, 2025 to all stockholders entitled to vote at the Annual Meeting. A copy of the Company’s Annual Report on Form 10-K will be made available at https://www.westcoaststocktransfer.com/dtss-proxy/ concurrently with these proxy solicitation materials.

The Company is furnishing proxy materials to our stockholders primarily via the Internet, rather than mailing printed copies of these materials to each stockholder. We believe that this process should expedite stockholders’ receipt of proxy materials, lower the costs incurred by us for the Annual Meeting and help to conserve natural resources. On or about March 28, 2025, we will mail to each stockholder of record and beneficial owners (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials, in the form of a mailing titled “Important Notice Regarding the Availability of Proxy Materials”, that contains instructions on how to access and review the proxy materials, including this proxy statement and the Company’s Annual Report, on a website referred to in such notice and how to access a proxy card to vote. The Notice of Internet Availability of proxy Materials also contains instructions on how to receive a paper copy of the proxy materials. If you receive a Notice of Internet Availability of Proxy Materials by mail, you should not expect to receive a printed copy of the proxy materials unless you request one. If you receive a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, currently or on an ongoing basis, please follow the instructions included in the Notice of Internet Availability of Proxy Materials.

HOW MANY VOTES DO I HAVE?

Each share of the Company’s common stock is entitled to one vote on each matter presented at the Annual Meeting.

HOW DO I VOTE MY SHARES?

If you are a stockholder of record, you may vote by proxy. To vote your shares, you may follow the instructions in the Notice of Internet Availability of Proxy Materials or complete, sign and return the proxy card by emailing your signed proxy card to vote2025@shuhaixinxi.com or otherwise following the return instructions indicated in the proxy card. If you intend to vote by proxy, your vote must be received by 11:59 pm, local time (BEIJING Time), on May 6, 2025 (i.e.: 11:59 am, ET on May 6, 2025) to be counted.

If you are a “street name” holder, you are considered the beneficial owner of shares held in street name and your broker or nominee is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker on how to vote your shares.

If you are a registered stockholder of record, meaning that your shares are registered in your name, you have the following voting options. You may vote:

●	over the Internet at the web address noted on the proxy card you received (if you have access to the Internet, we encourage you to vote in this manner);

●	by email, by emailing your signed proxy card to vote2025@shuhaixinxi.com;

●	by facsimile by completing the reverse portion of the Proxy Card and fax it to 760-452-4423; or

●	by signing and dating your proxy card and mailing it as instructed on the card using the envelope provided.

WHY WOULD THE ANNUAL MEETING BE POSTPONED?

The Annual Meeting will be postponed if a quorum is not present on May 7, 2025. The presence in person or by proxy of the holders of shares of capital stock issued and outstanding entitled to vote thereat representing at least a majority of the votes entitled to be cast thereat, present in person or represented by proxy will constitute a quorum and is required to transact business at the Annual Meeting. If a quorum is not present, the Annual Meeting may be adjourned until a quorum is obtained. Abstentions and broker non-votes are treated as shares present or represented at the meeting but are not counted as votes cast. Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved that matter, but they are counted as present for the purposes of determining the existence of a quorum at the Annual Meeting.

HOW DO I VOTE BY PROXY?

If you are a stockholder of record, you may vote by proxy. To vote your shares, you may follow the instructions in the Notice of Internet Availability of Proxy Materials or complete, sign and return the proxy card by emailing your signed proxy card to vote2025@shuhaixinxi.com or otherwise following the return instructions indicated in the proxy card.

If you properly comply with the voting instructions and send it to us in time to vote, your proxy (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board as follows:

1)	FOR the election of the Board’s nominees named in this proxy statement (Proposal 1) to serve as members of our Board of Directors.

2)	FOR ratification of the appointment of an independent registered public accounting firm for the year ending June 30, 2025;

3)	FOR approval of Amendment No. 4 to our 2018 Equity Incentive Plan; and

4)	FOR approval of the adjournment of the Annual Meeting, if necessary.

If any other matters are presented, your proxy will vote in accordance with his or her best judgment. You may appoint Zhixin Liu as your proxy at the Annual Meeting. By completing and returning the proxy card or submitting your proxy prior to the Annual Meeting as described herein, you are authorizing Zhixin Liu to vote your shares at the Annual Meeting in accordance with your instructions submitted prior to the Annual Meeting. This way, your shares will be voted whether or not you attend the virtual Annual Meeting.

At the time this proxy statement was printed, we knew of no matters that needed to be acted on at the Annual Meeting other than those discussed in this proxy statement.

MAY I REVOKE MY PROXY?

If you give a proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in the following ways:

●	You may send in another proxy with a later date.

●	You may notify us in writing (or if the stockholder is a corporation, under its corporate seal, by an officer or attorney of the corporation) at our principal executive offices before the Annual Meeting that you are revoking your proxy.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

Proposal 1: Election of Directors

A plurality of the eligible votes cast is required to elect director nominees. Consequently, only shares that are voted in favor of a particular nominee will be counted toward such nominee’s achievement of a plurality. Stockholders do not have any rights to cumulate their votes in the election of directors. Broker non-votes will have no effect on this proposal.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

The approval of Proposal 2 requires the affirmative vote of at least a majority of the shares present in person or by proxy and entitled to vote on the matter. Broker non-votes will be taken into account in determining the outcome of the proposal, and abstentions will be counted as votes against the proposal.

Proposal 3: Approval of Amendment No. 4 to our 2018 Equity Incentive Plan.

The approval of Proposal 3 requires the affirmative vote of the stockholders present in person or represented by proxy holding shares representing at least a majority of the votes so present or represented and entitled to be cast thereon. Broker non-votes will not be taken into account in determining the outcome of the proposal, and abstentions will be counted as votes against the proposal.

Other Business That Is Properly Brought Before the Annual Meeting.

If you do not give instructions to your bank or brokerage firm, it will nevertheless be entitled to vote your shares in its discretion on “routine matters.” However, absent your instructions, the record holder will not be permitted to vote your shares on a non-routine matter, which are referred to as “broker non-votes,” properly brought before the meeting. The term “broker non-vote” refers to shares held by a brokerage firm, bank or other nominee (for the benefit of its client) that are represented at the meeting, but with respect to which such broker or nominee is not instructed to vote on a particular proposal and does not have discretionary authority to vote on that proposal. Brokers and nominees do not have discretionary voting authority on certain non-routine matters and accordingly may not vote on such matters absent instructions from the beneficial holder. Discretionary items are proposals considered “routine” under NASDAQ Rule 2251, such as the ratification of our independent registered public accounting firm. Non-routine items for which brokers and nominees do not have discretionary voting power include the election of directors.

WHO BEARS THE COST OF SOLICITING PROXIES?

We will bear the cost of soliciting proxies in the accompanying form and will reimburse brokerage firms and others for expenses involved in forwarding proxy materials to beneficial owners or soliciting their execution.

WHERE ARE DATASEA’S PRINCIPAL EXECUTIVE OFFICES?

The principal executive offices of the Company are located at Room 302-5，Building C, Gemdale Viseen International Center, No.5 Shengfang Road, Daxing District, Beijing, People’s Republic of China 102600, and our telephone number is +86 10-56145240.

HOW CAN I OBTAIN ADDITIONAL INFORMATION ABOUT DATASEA?

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, which requires that we file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding companies, including Datasea, that file electronically with the SEC. The SEC’s website address is www.sec.gov. In addition, our filings may be inspected and copied at the public reference facilities of the SEC located at 100 F Street, N.E. Washington, DC 20549.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of the date of this proxy statement, regarding beneficial ownership of our common stock by:

●	each of our directors;

●	each of our executive officers;

●	all directors and executive officers as a group; and

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our shares of common stock.

Beneficial ownership is determined according to the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person directly or indirectly has or shares voting power, which includes the power to vote or to direct the voting of the security, or investment power, which includes the power to dispose of or to direct the disposition of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary interest.

The percentage of shares of common stock beneficially owned is based on 7,651,111 shares of common stock outstanding as of March 28, 2025.

Unless otherwise indicated below, each person has sole voting and investment power with respect to the shares of common stock beneficially owned and the address for each beneficial owner listed in the table below is c/o Datasea Inc., Room 302-5，Building C, Gemdale Viseen International Center, No.5 Shengfang Road, Daxing District, Beijing, People’s Republic of China 102600.

Name and Address of Beneficial Owner	Number of Common Stock Beneficially Owned	% of Class Beneficially Owned
5% or more stockholders
Baiqiang Zhang	552,064	7.22%
Directors and Executive Officers:
Zhixin Liu	2,109,252	27.57%
Fu Liu	1,760,630	23.01%
Mingzhou Sun		0%
Michael J. Antonoplos	4,365	* %
Stephen (Chun Kwok) Wong	667	* %
Yan Yang	667	* %
All officers and directors as a group (6 persons)	3,875,581	50.65%

*	Less than 1%

INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

Board of Directors —Directors and Director Nominees.

Set forth below is, as of the date of this proxy statement, certain biographical information for our current directors and director nominees, as well as a description of the experiences, qualifications, attributes or skills that caused the Nominating and Governance Committee and the Board to determine that each individual should serve as a director.

Name	Age	Position	Committee
Zhixin Liu	39	Director (Chairman of the Board)	None
Fu Liu	60	Director	None
Michael J. Antonoplos	73	Independent Director	Audit, Compensation, Nominating and Corporate Governance (Chairperson)
Stephen (Chun Kwok) Wong	43	Independent Director	Audit (Chairperson), Compensation and Nominating and Corporate Governance
Yan Yang	55	Independent Director	Audit, Compensation (Chairperson) and Nominating and Corporate Governance
Yijin Chen	57	Nominee for Director (Independent)	Not applicable

Ms. Zhixin Liu. Ms. Liu currently serves as our Chairman of the Board, Chief Executive Officer. Prior to founding Shuhai Beijing in February of 2015, from February 2012 to January 2015, Ms. Liu also worked as the General Manager of Harbin Jinfenglvyuan Bio-Technology Co., Ltd. where she was responsible for implementing the Company’s annual work plan, financial budget report, profit distribution, utilization plan, conducting the daily management of the Company, and signing agreements on behalf of the Company. From January 2011 to February 2012, Ms. Liu worked as a board director in Beijing Jinyajianguo Refrigeration Plants Manufacturing Co., Ltd., a private company. Ms. Liu had business administration courses at China Agricultural University. Ms. Liu obtained MBA of Universidad Rovira i Virgili Instituto de Gestión Empresarial y Management (IGEMA) in 2023. As our President and Chief Executive Officer, Ms. Liu brings to the Board an intimate understanding of the industry and our operations. We believe Ms. Liu’s experience qualifies her to serve on our Board of Directors.

Mr. Fu Liu. Mr. Liu currently serves as a member of our Board of Directors. Mr. Liu has served as the Chairman of the Board of Directors of Shuhai Beijing since February 2015. Prior to his service on the board of Shuhai Beijing, from February 2012 to January 2015, Mr. Liu served as the Chairman of Board of Directors of Harbin Jinfenglvyuan Bio-Technology Co. Ltd. From January 2011 to January 2015, he served as a director of Beijing Jinyajianguo Refrigeration Equipment Co., Ltd. Prior to that, Mr. Liu was the director of Kedong County Rural Economic Management Office in Qiqihar City in Heilongjiang Province from January 2005 to January 2012. Mr. Liu studied accounting at Heilongjiang Institute of Finance and Economics in June 1987 and completed legal studies at the CPC Party School Heilongjiang Provincial Committee in 1989. Among other qualifications, Mr. Liu brings to the Board extensive knowledge of our business, relevant executive officer experience as well as governmental and political expertise. We believe Mr. Liu’s experience qualifies him to serve on our Board of Directors.

Mr. Michael J. Antonoplos. Mr. Antonoplos currently serves as a member of our Board of Directors. Mr. Antonoplos indicated that he will not stand for re-election at the Annual Meeting and will serve as a director until the end of his current term. Since January 2001, Mr. Antonoplos has been managing the principal of Bayard Street Capital, a commercial real estate company. He holds an undergraduate degree in Psychology and Political Science from University of Pittsburgh (1974). We believe that his significant commercial and business experience provided a valuable contribution to the Board and its committees.

Ms. Yijin Chen. Ms. Chen is the Board’s nominee for director. She has over 20 years of professional experience in investment banking, particularly in equity financing and mergers and acquisitions of listed companies. From 2008 to 2023, Ms. Chen held several senior management positions at Great Wall Securities Co., Ltd., including Head of Internal Audit, Deputy General Manager of Quality Control, and Deputy General Manager of the Business Management Department within the Investment Banking Division. Between 1996 and 2007, she served at China Sci-Tech Securities Co., Ltd. as Project Manager, Assistant General Manager, and Deputy General Manager in the Investment Banking Division. Earlier, from 1991 to 1996, she was the head of the Planning and Finance Department at Shenyang Photosensitive Chemical Research Institute Co., Ltd. Ms. Chen earned her Bachelor’s degree in Industrial Engineering Management from Shenyang University of Technology in 1991 and further studied legal foundations and accounting at China University of Political Science and Law and Renmin University of China. We believe Ms. Chen’s extensive professional experience qualifies her for to serve as our director.

Mr. Stephen (Chun Kwok) Wong. Mr. Wong has served as a member of our Board of Directors since December 21, 2018. Mr. Wong currently serves as the chief executive officer of Splendid Holding Limited, an interior design company incorporated in Hong Kong. Mr. Wong served as the group financial controller for Fitness World (Group) Limited and MJ Medical Beauty Limited from February 2017 to August 2018. He was a senior associate at PricewaterhouseCoopers Limited (PwC) from January 2016 to January 2017. He worked at Moore Stephens Associates Limited (Hong Kong) as a senior associate from October 2010 to December 2015. He was a supervisor at KLC Kennic Lui & Co. from July 2009 to August 2010 and an auditor at KLC CPA Limited from October 2005 to June 2008. Mr. Wong studied accounting and received his Bachelor of Commerce degree in Accounting from Macquarie University in Sydney, Australia in 2005. We believe Mr. Wong’s experience qualifies him to serve on our Board of Directors.

Ms. Yan Yang. Ms. Yang has served as Secretary General of the Dragon Merchants International Alliance, since 2018. From 2005 to 2018, she served as general manager of Beijing Mingsheng Kaitai Books Co., Ltd. From 2003 to 2005, she served as the deputy general manager of China Sunrise Enterprise Group Import and export company. From 1998 to 2003, she served as the general manager of the Distribution Department of Modern Book Distribution company. Over the course of Ms. Yang’s career, she has abundant experience specially in various business sectors, such as marketing, import and export, which we believe would be a valuable contribution to the Board and its committees.

No director is related to any other director or executive officer of our Company or its subsidiaries except that Ms. Zhixin Liu, our Chairman and CEO, is the daughter of Mr. Fu Liu, one of our directors. There are no arrangements or understandings between a director and any other person pursuant to which such person was elected as director.

GOVERNANCE OF THE COMPANY

Our Board of Directors

Our Board of Directors oversees the business affairs of the Company and monitors the performance of management. The Board held two meetings during fiscal year 2024. In addition to meetings of the full Board of Directors, our Board has established an Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. During fiscal year 2024, these Board committees held additional seven meetings during the year. Specifically, the breakdown of the committee meetings for 2024 are as follows: four for the Audit Committee, two for the Compensation Committee, and one for the Governance Committee. We believe that such interaction between fellow Board members and with management provided proper oversight of the Company. Each incumbent director attended at least 80% of the total number of meetings of the Board of Directors and committee meetings of which such director was a member (held during the period for which such director was in office).

Our Board is currently comprised of five members, three of which are independent directors per the NASDAQ Stock Market rules. To date, we believe the size of our Board has been sufficient for a company of our size. However, as our company grows and further develops our product candidates, our Board has indicated that at the appropriate time it would like to add one additional director that would provide the Board with additional experience and skills.

Involvement in Certain Legal Proceedings

Except as disclosed in the biographies above, the Company’s Directors and Executive Officers have not been involved in any of the following events during the past ten years:

1.	any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

4.	being found by a court of competent jurisdiction in a civil action, the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.	being subject of, or a party to, any federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.	being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Family Relationships

Fu Liu is the father of Zhixin Liu. There are no family relationships among and between the issuer’s directors, officers, persons nominated or chosen by the issuer to become directors or officers, or beneficial owners of more than ten percent of any class of the issuer’s equity securities, other than Fu Liu and Zhixin Liu.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires our directors, executive officers, and individuals who beneficially own more than 10% of our common stock (collectively, the “reporting persons”) to file reports with the SEC regarding their ownership and transactions involving our common stock. Additionally, SEC regulations require these reporting persons to provide us with copies of all Section 16(a) reports they file.

Based on our review of reports filed with the SEC and written representations from our directors and executive officers, we believe the following reporting deficiencies occurred during the most recent fiscal year or prior fiscal years:

Beijing Meimei Partners Network Technology Co., Ltd.

●	Failed to file a Form 3 reporting the acquisition of 4,760,000 shares of the Company’s common stock, representing 12.5% of the issued and outstanding shares, on September 21, 2023, the date of issuance.

Board Committees

We established a Nominating and Corporate Governance Committee, an Audit Committee and a Compensation Committee. Each of these committees complies with the listing requirements of the Nasdaq Marketplace Rules. Our Board of Directors has adopted and approved a charter for each of these standing committees. The charters, which include the functions and responsibilities of each of the committees, can be found on our web site at http://www.dataseainc.com.

Audit Committee

Stephen (Chun Kwok) Wong, Michael J. Antonoplos and Yan Yang are the current members of our Audit Committee and Stephen (Chun Kwok) Wong serves as the chairperson. At least one member of the Audit Committee is an “audit committee financial expert,” as that term is defined in Item 407(d)(5)(ii) of Regulation S-K, and each member is “independent” as that term is defined in Rule 5605(a) of the Nasdaq Marketplace Rules. Our board has determined that Stephen (Chun Kwok) Wong meets those requirements. Each member of our Audit Committee meets the independence standards promulgated by the SEC and by NASDAQ as such standards apply specifically to members of audit committees. The Board has determined that Yijin Chen possesses qualifications and experience that would qualify her, if elected as a director at the Annual Meeting, to serve as a member of the audit committee. We adopted and approved a charter for the Audit Committee. In accordance with our Audit Committee Charter, our Audit Committee shall perform several functions, including:

●	evaluate the independence and performance of, and assess the qualifications of, our independent auditor, and engages such independent auditor;

●	approve the plan and fees for the annual audit, quarterly reviews, tax and other audit-related services, and approve in advance any non-audit service to be provided by the independent auditor;

●	monitor the independence of the independent auditor and the rotation of partners of the independent auditor on our engagement team as required by law;

●	review the financial statements to be included in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and reviews with management and the independent auditors the results of the annual audit and reviews of our quarterly financial statements;

●	oversee all aspects of our systems of internal accounting control and corporate governance functions on behalf of the board;

●	review and approve in advance any proposed related-party transactions and report to the full Board of Directors on any approved transactions; and

●	provide oversight assistance in connection with legal, ethical and risk management compliance programs established by management and the Board of Directors, including Sarbanes-Oxley Act implementation, and makes recommendations to the Board of Directors regarding corporate governance issues and policy decisions.

It is determined that Stephen (Chun Kwok) Wong possesses accounting or related financial management experience that qualifies him as an “audit committee financial expert” as defined by the rules and regulations of the SEC.

Compensation Committee

Yan Yang, Stephen (Chun Kwok) Wong and Michael J. Antonoplos are the current members of our Compensation Committee and Yan Yang is the chairperson. All members of our Compensation Committee are qualified as independent under the current definition promulgated by NASDAQ. The Board has determined that Yijin Chen possesses qualifications and experience that would qualify her, if elected as a director at the Annual Meeting, to serve as a member of the Compensation Committee. The Board adopted and approved a Charter for the Compensation Committee. In accordance with the Compensation Committee’s Charter, the Compensation Committee shall be responsible for overseeing and making recommendations to the Board regarding the salaries and other compensation of our executive officers and general employees and providing assistance and recommendations with respect to our compensation policies and practices.

Nominating and Corporate Governance Committee

Michael J. Antonoplos, Yan Yang and Stephen (Chun Kwok) Wong are the current members of our Nominating and Corporate Governance Committee and Michael J. Antonoplos serves as the chairperson. All members of our Nominating and Corporate Governance Committee are qualified as independent under the current definition promulgated by NASDAQ. The Board has determined that Yijin Chen possesses qualifications and experience that would qualify her, if elected as a director at the Annual Meeting, to serve as a member of the Nominating and Corporate Governance Committee. The Board adopted and approved a Charter for the Nominating and Corporate Governance Committee prior to consummation of this offering. In accordance with the Nominating and Corporate Governance Committee’s Charter, the Nominating and Corporate Governance Committee shall be responsible for identitying and proposing new potential director nominees to the Board for consideration and review our corporate governance policies.

Independence of the Board

As required under the Nasdaq Stock Market listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board. Our Board has undertaken a review of the independence of each director. Based on information provided by each director concerning her or his background, employment, and affiliations, our Board has determined that Stephen Wong, Michael J. Antonoplos and Yan Yang do not have relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the listing requirements and rules of Nasdaq. The Board also determined that Yijin Chen does not have relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, if elected at the Annual Meeting, and that she would qualify as “independent” under the listing requirements and rules of Nasdaq. In making this determination, the Board found that none of these directors had a material or other disqualifying relationship with the Company.

Board Member Attendance at Annual Meetings

We do not have a formal policy regarding Board attendance at our annual meetings, however, all of our directors are invited to the annual meeting and all of our directors attended our prior annual meeting.

Board Leadership Structure and Role in Risk Oversight

Zhixin Liu serves as both our Chief Executive Officer and Chairman of the Board. Our Board has no policy with regard to the separation of the offices of Chairman of the Board and Chief Executive Officer, and believes, given the size of our company, it is appropriate for Zhixin Liu to serve in both roles. Currently, we do not have any independent director who serves as the Lead Independent Director of our Board. Our management is responsible for managing risks in our business, including developing processes to manage and monitor risks. The Board views its role as one of oversight. The Board focuses on understanding management’s risk management systems, the effectiveness of those systems, and the way in which management proactively manages risks. In addition, the Board utilizes the Nominating and Corporate Governance Committee, the Audit Committee and the Compensation Committee to manage risks that arise under each committee’s area of focus.

Nomination of Director Candidates

We receive suggestions for potential director nominees from many sources, including members of the Board, advisors, and stockholders. Any such nominations, together with appropriate biographical information, should be submitted to the Chairperson of the Nominating and Corporate Governance Committee in the manner discussed below. Any candidates submitted by a stockholder or stockholder group are reviewed and considered in the same manner as all other candidates.

Qualifications for consideration as a Board nominee may vary according to the particular areas of expertise being sought as a complement to the existing board composition. However, minimum qualifications include high level leadership experience in business activities, breadth of knowledge about issues affecting the Company, experience on other boards of directors, preferably public company boards, and time available for meetings and consultation on Company matters. Our Nominating and Corporate Governance Committee does not have a formal policy with regard to the consideration of diversity in identifying director candidates, but seeks a diverse group of candidates who possess the background, skills and expertise to make a significant contribution to the Board, to the Company and our stockholders. Candidates whose evaluations are favorable are recommended by our Nominating and Corporate Governance Committee to the full Board for consideration. The full Board selects and recommends candidates for nomination as directors for stockholders to consider and vote upon at the annual meeting.

A stockholder wishing to nominate a candidate for election to our Board of Directors at any annual meeting at which the Board of Directors has determined that one or more directors will be elected must submit a written notice of his or her nomination of a candidate to the Chairperson of the Nominating and Corporate Governance Committee (c/o the Corporate Secretary), providing the candidates name, biographical data and other relevant information together with a consent from the nominee. Pursuant to our Bylaws, the submission must be received at our principal executive offices 120 days prior to the anniversary date of the mailing date of our previous year’s proxy statement so as to permit the Board of Directors time to evaluate the qualifications of the nominee.

We have not employed an executive search firm, or paid a fee to any other third party, to locate qualified candidates for director positions.

Stockholder Communications with Directors

Persons wishing to write to our Board, or to a specified director or committee of the Board, should send correspondence to the Company’s Corporate Secretary at the Company’s executive offices. Electronic submissions of stockholder correspondence will not be accepted. The Corporate Secretary will forward to the directors all communications that, in his or her judgment, are appropriate for consideration by the directors. Examples of communications that would not be appropriate for consideration by the directors include commercial solicitations and matters not relevant to the stockholders, to the functioning of the Board or to the affairs of Datasea. Any correspondence received that is addressed generically to the Board of Directors will be forwarded to the Chairman of the Board.

Code of Ethics

We have adopted a written code of ethics that applies to our directors, principal executive officer, principal financial officer, principal accounting officer or controller and any persons performing similar functions. The code of ethics is on the “Investors — Corporate Governance — Governance Documents” section of our web site at http://www.dataseainc.com. We intend to disclose any future amendments to, or waivers from, the code of ethics within four business days of the waiver or amendment through a website posting or by filing a Current Report on Form 8-K with the SEC.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Executive Officers

The following table sets forth certain information with respect to our current executive officers as the date of this proxy statement. Our executive officers serve at the discretion of the Board, subject to applicable employment arrangements. See “Executive Compensation —Employment Agreements” below.

Name	Age	Position
Zhixin Liu	39	Chief Executive Officer, Chairman of the Board, President
Mingzhou Sun	56	Chief Financial Officer

For biographical information for Zhixin Liu, see “Board of Directors —Directors and Director Nominees.”

Ms. Mingzhou Sun. Ms. Sun was appointed as our Chief Financial Officer on August 1, 2021. She has over 20 years of experience in the accounting and auditing industry. Since September 2019, Ms. Sun has been serving as the accounting director of the Company, being responsible for preparing the Company’s accounting documents in connection with the Company’s registration statements and periodic reports filed with the U.S. Securities and Exchange Commission in the past. From March 2018 to September 2019, Ms. Sun was a partner at Beijing Mingye Accounting Firm, where she helped her clients establish the internal financial control system, analyze national tax policies and issue various tax related reports. From July 2012 to January 2018, Ms. Sun served as Vice President and Chief Financial Officer at Sun Seven Star Investment Group. From March 2008 to June 2011, she served as Chief Financial Officer at Golden State Holding Group (USA). Prior to that, Ms. Sun also served as the financial director and manager at various companies. Ms. Sun is a registered CPA and Certified Public Valuer in China. She also holds a level 2 certificate of the Association of Chartered Certified Accountants. Ms. Sun received her Bachelor degree in Accounting from Renmin University of China in 1991.

Executive Officer Compensation

The following table provides disclosure concerning all compensation paid for services to the Company in all capacities for our fiscal years ended June 30, 2024 and 2023, respectively, for (i) each person serving as our principal executive officer (“PEO”), (ii) each person serving as our principal financial officer (“PFO”) and (iii) our two most highly compensated executive officers other than our PEO and PFO whose total compensation exceeded $100,000 (collectively with the PEO, referred to as the “named executive officers” in this Executive Officer Compensation section).

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Other Compensation ($)	Total ($)
Ms. Zhixin Liu(1)	2024	$42,061	—	993,488.50	—	—	$1,035,549.50
Chairman, CEO (PEO)	2023	$43,219	—	—	—	—	$43,219
Mingzhou Sun	2024	$33,452					$33,452
CFO (PFO)	2023	$34,564					$34,564

(1)	Since January 1, 2017, the actual monthly salary Ms. Liu received was RMB 20,300 (approximately $3,056). According to the amendment to the employment agreement, Ms. Liu is entitled to a monthly salary of RMB 20,000 (approximately $3,011) plus any bonuses, transport allowances and housing allowances. Starting from January 1, 2023, Ms. Liu’s monthly salary was adjusted to RMB100,000 (about $14,406).

According to the agreement between Zhixin Liu and Datasea Inc., the Company grants to Ms. Zhixin Liu fifteen thousand (15,000) shares of the Company’s common stock each month, starting from July 1, 2021, payable quarterly with the aggregate number of shares for each quarter being issuable on the first day of the next quarter at a per share price of the closing price of the day prior to the issuance and being vested immediately with the undertaking from the grantee not to divest in the six (6) months after the issuance.

On January 10, 2024, the Company’s Board of Directors approved a 1-for-15 reverse stock split of its authorized and outstanding common stock, effective January 19, 2024. Following the reverse stock split, every 15 shares of the Company’s outstanding common stock will automatically be converted into one share of common stock.

According to resolution of compensation committee dated on June 12 2024, the Company grants to Ms. Zhixin Liu fifteen thousand (15,000) shares of the Company’s common stock each month, starting from February 1, 2024, payable quarterly with the aggregate number of shares for each quarter being issuable on the first day of the quarter at a per share price of the closing price of the day prior to the issuance and being vested immediately with the undertaking from the grantee not to divest in the six (6) months after the issuance.

Option Grants in Last Fiscal Year

There were no options granted to our executive officers in the fiscal year ended June 30, 2024. The Company has no material policies and practices on the timing of awards of options in relation to the disclosure of material nonpublic information by the Company.

Employment Agreements

The Company does not have any written employment agreements with its officers other than the agreement described below.

Employment Contract — Zhixin Liu

We entered into an employment agreement with Ms. Zhixin Liu on February 11, 2018, pursuant to which she serves as our Chief Executive Officer until February 10, 2021, and receives a base monthly salary of RMB 20,000 (approximately $3,011). Ms. Liu is also eligible to receive bonuses, transport allowances and housing allowances. The entire package for Ms. Liu is for annual compensation of RMB 600,000 (approximately $90,340). From January 1, 2023, the basic monthly salary of RMB 25,000 (approximately $3,601). Ms. Liu is also eligible for bonuses, transport allowances and housing subsidies. Ms. Liu’s for annual compensation of RMB 1,200,000 (approximately $172,873) The employment agreement and its amendment may be terminated in accordance with the provisions of PRC Labor Law. The employment agreement also contains other customary terms under PRC law.

According to the agreement between Zhixin Liu and Datasea Inc., the Company grant to Ms. Zhixin Liu fifteen thousand (15,000) shares of the Company’s common stock each month, starting from July 1, 2021, payable quarterly with the aggregate number of shares for each quarter being issuable on the first day of the next quarter at a per share price of the closing price of the day prior to the issuance and being vested immediately with the undertaking from the grantees not to divest in the six (6) months after the issuance.

Employment Contract — Mingzhou Sun

In connection with Ms. Sun’s appointment, on August 1, 2021, the Company and Ms. Sun entered into an employment agreement (the “Employment Agreement”), pursuant to which Ms. Sun shall receive a monthly compensation of RMB20,000 (approximately $3,091). The term of the Employment Agreement is three years, with the first six months to be the probationary period. Ms. Sun’s employment can be terminated upon both parties mutual consent.

On April 1, 2024, Ms. Sun entered into a new employment agreement, with the term of three years, from April 1 2024 to March 31, 2027.

Equity Compensation Plan Information

On June 15, 2020, the Company filed a registration statement on Form S-8 to register the shares in connection with the Company’s 2018 Plan adopted by the Board of Directors.

On August 22, 2018, our Board of Directors and majority stockholders adopted a 2018 Equity Incentive Plan, or the 2018 Plan, for our company to award shares of our common stock, to attract and retain the best available personnel, provide additional incentives to employees, directors and consultants and promote the success of our business. Our Board of Directors or a designated committee thereof will have the ability in its discretion from time to time to make awards under the 2018 Plan, including to our officers and directors.

The following paragraphs describe the principal terms of the 2018 Plan.

Types of Awards. The 2018 Plan permits the awards of options, stock appreciation rights, restricted stock, restricted stock units, stock bonus awards and/or performance compensation awards.

Plan Administration. Our Board of Directors or a committee appointed by our Board of Directors will administer the 2018 Plan. Such plan administrator will determine the participants to receive awards, the type and number of awards to be granted to each participant, and the terms and conditions of each grant.

Award Agreement. Awards granted under the 2018 Plan are evidenced by an award agreement that sets forth the terms, conditions and limitations for each award, which may include the term of the award, the provisions applicable in the event of the grantee’s employment or service terminates, and our authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind the award.

Eligibility. We may grant awards to our employees, directors and consultants or prospective employees, directors, officers, consultants or advisors who have accepted offers of employment or consultancy from our company or our affiliates.

Exercise of Options. The plan administrator determines the expiration date of each award. However, the term of any award may not exceed ten years from the date of a grant. If any such award is not exercised prior to expiration, the award will be deemed forfeited.

Transfer Restrictions. Awards may not be transferred in any manner by the recipient other than by will or the laws of descent and distribution, except as otherwise provided by the plan administrator.

Amendment and Termination of the 2018 Plan. Our Board of Directors has the authority to amend, alter, suspend, discontinue, or terminate the plan. However, no such action may adversely affect in any material way any awards previously granted unless agreed by the recipient.

On April 28, 2022, the stockholders of the Company approved an amendment to the Company’s 2018 Plan to increase the number of shares of the Company’s common stock reserved for issuance under the 2018 Equity Incentive Plan from 14,000,000 shares of common stock to 24,000,000 shares of common stock.

The 2018 Plan was adopted on August 22, 2018, by the Board of Directors and stockholders of the Company, and authorized for issuance 4,000,000 (pre-split) or 266,667 (post-split) shares of Common Stock, subject to adjustments in the event of certain reorganizations, mergers, combinations, recapitalizations, share splits, share dividends, or other similar events which change the number or kind of shares outstanding. The 2018 Plan was amended by the Company’s stockholders on April 28, 2022, and June 2023, increasing the shares of Common Stock reserved for issuance under the 2018 Plan to 933,333 and 1,600,000, respectively.

On June 7, 2024, the stockholders of the Company approved an amendment (the “Amendment No.3”) to the Company’s 2018 Equity Incentive Plan at the Company’s annual shareholder meeting. Pursuant to the Amendment No. 3, the number of shares of the Company’s common stock reserved for issuance under the 2018 Equity Incentive Plan was increased by an additional 1,000,000 shares, from 1,600,000 shares to 2,600,000 shares of common stock.

On May 3, 2024, the Company filed a Registration Statement on Form S-8 to register the offer and sale of 1,000,000 remaining shares of Common Stock available for issuance under the 2018 Plan as a result of the amendments thereto, and relates to the registration of the same class of securities of the Company as to which a registration statement on Form S-8 dated June 15, 2020, registering 266,667 shares of Common Stock, and a registration statement on Form S-8 dated October 26, 2023, registering 333,333 shares of Common Stock, were filed with the Securities and Exchange Commission.

Outstanding Equity Awards at Fiscal Year-End

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table summarizes the total outstanding equity awards as of June 30, 2024, for each Named Executive Officer:

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Zhixin Liu	—	—	—	—	$—	—	225,000	—
Fu Liu	—	—	—	—	—	—	150,000	—

1	Amounts in this column are based upon the closing price of the Company’s common stock at June 30, 2024, the final trading day of the fiscal year end, which was $2.25.

Director Compensation

The following table shows for the fiscal year ended June 30, 2024, certain information with respect to the compensation of our directors.

Fiscal Year 2024 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)(3)
Zhixin Liu(1)	—	—	—
Fu Liu(2)(4)	33,649	762,012	795,661
Michael J. Antonoplos	18,000	18,000	36,000
Stephen (Chun Kwok) Wong	8,412	—	8,412
Yan Yang	—	—	—

(1)

Ms. Liu, our Chief Executive Officer, is also the chair of our Board but does not receive any additional compensation for her service as a director. See the section titled “Executive Compensation” for more information regarding the compensation of Ms. Liu.

(2)

Mr. Liu Fu, our Director and CO-Founder, is also the chairman of Shuhai Beijing, $33,649 is the total salary in cash which is received for his work and position of year 2024. The annual package is RMB 1,200,000 ($168,243). According to the agreement between Fu Liu and Datasea Inc., the Company grants to Mr. Liu ten thousand (10,000) shares of the Company’s common stock each month, starting from July 1, 2021, payable quarterly with the aggregate number of shares for each quarter being issuable on the first day of the next quarter at a per share price of the closing price of the day prior to the issuance and being vested immediately with the undertaking from the grantee not to divest in the six (6) months after the issuance.

(3)	On January 10, 2024, the Company’s Board of Directors approved a 1-for-15 reverse stock split of its authorized and outstanding common stock (par value $0.001 per share, the “Common Stock”), effective January 19, 2024. Following the reverse stock split, every 15 shares of the Company’s outstanding common stock will automatically be converted into one share of common stock, but the par value of each share will remain unchanged.

(4)

According to resolution of compensation committee dated on June 12, 2024, the Company grants to Mr. Fu Liu ten thousand (10,000) shares of the Company’s common stock each month, starting from February 1, 2024, payable quarterly with the aggregate number of shares for each quarter being issuable on the first day of the quarter at a per share price of the closing price of the day prior to the issuance and being vested immediately with the undertaking from the grantee not to divest in the six (6) months after the issuance.

RELATED PARTY TRANSACTIONS

On October 1, 2020, the Company’s CEO (also the president) entered into an office rental agreement with Xunrui. Pursuant to the agreement, the Company rents an office in Harbin city with a total payment of RMB 163,800 ($24,050) from October 1, 2020 through September 30, 2021. On October 1, 2021, Xunrui entered a new seven-month lease for this location with the Company’s CEO for total rent of RMB 94,500 ($14,690). The lease expired on April 30, 2022. On May 1, 2022, Xunrui entered a new one-year lease agreement for this office with the Company’s CEO for an annual rent of RMB 235,710 ($35,120), the Company was required to pay the rent before April 30, 2023 but the Company did not pay the rent yet which was due on April 30, 2023 as of this report date. On May 1, 2023, Xunrui entered a new one-year lease agreement for this office location with the Company’s CEO for an annual rent of RMB 282,852 ($39,144). The Company is required to pay the rent before April 30, 2024. The Company did not pay the rent yet, which was due on April 30, 2024 as of this report date. On May 1, 2024, Xunrui entered a new one-year lease agreement for this office location with the Company’s CEO for an annual rent of RMB 282,852 ($39,657), the Company is required to pay the rent before April 30, 2025. On September 10, 2024, the Company signed a rent reduction agreement with the Company’s CEO, reducing the annual rent for the period from May 1, 2022, to April 30, 2025, to RMB 50,000 ($7,026), The Company is required to pay the rent before April 30, 2025. The rental expense for this office location was $1,747 and $9,792, respectively, for the three months ended December 31, 2024 and 2023. The rental expense for this office location was $3,503 and $19,756, respectively, for the six months ended December 31, 2024 and 2023.

On July 1, 2022, the Company entered a one-year lease for two cars with the Company’s CEO for each car’s monthly rent of RMB 18,000 ($2,636) and RMB 20,000 ($2,876), respectively. July 1, 2023, the Company entered a new one-year lease for two cars with the Company’s CEO for each car’s monthly rent of RMB 18,000 ($2,491) and RMB 20,000 ($2,768), respectively. On July 1, 2024, the Company entered a new one-year lease for two cars with the Company’s CEO for each car’s monthly rent of RMB 18,000 ($2,524) and RMB 20,000 ($2,804), respectively. The rental expense for those agreements was $15,927 and $15,956, respectively, for the three months ended December 31, 2024 and 2023. The rental expense for those agreements was $31,945 and $31,849, respectively, for the six months ended December 31, 2024 and 2023. On December 10, 2024, the Company’s CEO entered into an agreement with the Company to waive the payment of rental expenses for both vehicles. The Company recorded such a waive as shareholder’s capital contribution to the Company because the CEO is also the major shareholder of the Company.

On September 1, 2022, the Company entered a six-month lease for senior officers’ dormitory in Beijing for a total rent of RMB 91,200 ($13,355), payable every three months in advance. On March 1, 2023, the Company entered a new six-month lease for a total rent of RMB 91,200 ($12,621), payable every three months in advance. On September 1, 2023, the Company entered a new one-year lease for a monthly rent of RMB 12,500 ($1,743), payable every three months in advance. On September 1, 2024, the Company entered a three-month lease for a monthly rent of RMB 12,500 ($1,756), payable in advance. The lease was not renewed at maturity. The rental expense for this lease was $3,488 and $5,250 for the three months ended December 31, 2024 and 2023, respectively. The rental expense for this lease was $8,757 and $11,231 for the six months ended December 31, 2024 and 2023, respectively.

On February 11, 2018, the Company entered into an employment agreement with Ms. Zhixin Liu, pursuant to which she serves as our Chief Executive Officer until February 10, 2021 and receives a base monthly salary of RMB 20,000 (approximately $3,011). Ms. Liu is also eligible to receive bonuses, transport allowances and housing allowances. The entire package for Ms. Liu is for annual compensation of RMB 600,000 (approximately $90,340). From January 1, 2023, the basic monthly salary of RMB 25,000 (approximately $3,601). Ms. Liu is also eligible for bonuses, transport allowances and housing subsidies. Ms. Liu’s for annual compensation of RMB 1,200,000 (approximately $172,873) The employment agreement and its amendment may be terminated in accordance with the provisions of PRC Labor Law. The employment agreement also contains other customary terms under PRC law.

According to the agreement between Zhixin Liu and the Company, the Company grant to Ms. Zhixin Liu fifteen thousand (15,000) shares of the Company’s common stock each month, starting from July 1, 2021, payable quarterly with the aggregate number of shares for each quarter being issuable on the first day of the next quarter at a per share price of the closing price of the day prior to the issuance and being vested immediately with the undertaking from the grantees not to divest in the six (6) months after the issuance.

On September 27, 2024, the Company entered into subscription agreements with three non-U.S. investors, including Zhixin Liu, the Company’s Chairman of the Board, Chief Executive Officer, President, and Secretary, and Fu Liu, a Director of the Company. Under these agreements, the Company agreed to sell, and the investors agreed to purchase, a total of 1,932,224 shares of the Company’s common stock at a purchase price of $2.06 per share, which was equal to the closing price on The Nasdaq Capital Market on September 26, 2024. Per the terms of the subscription agreements, each investor was required to pay the purchase price for their respective shares within 15 days of the effective date. As of September 30, 2024, the Company had issued all shares to the three investors, and by October 15, 2024, it had received the full purchase price from each investor, resulting in total gross proceeds of approximately $4.0 million. The Company received the proceeds in full from this offering at October 15, 2024.

On August 9, 2024, the Company entered into an intellectual property purchase agreement with Ms. Zhixin Liu, the Company’s Chairwoman and CEO, pursuant to which Ms. Zhixin Liu transferred to the Company two intangible assets (software copyrights) owned by her personally. The Committee granted Zhixin Liu 398,925 restricted shares for the purchase of this software.

On August 9, 2024, the Company entered into an intellectual property purchase agreement with Mr. Fu Liu, the Company’s director of board, pursuant to which Mr. Fu Liu transferred to the Company two intangible assets software copyrights) owned by himself. The Committee has decided to grant Fu Liu 398,925 restricted shares for the purchase of this software.

Pre-Approval Policies and Procedures

Our Board reviewed and approved all audit and non-audit services provided by our independent registered public accounting firms, and has determined that their provision of such services to us during fiscal 2024 and 2023 is compatible with and did not impair their independence.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board currently consists of five (5) directors: Zhixin Liu, Fu Liu, Michael J. Antonoplos, Stephen (Chun Kwok) Wong, and Yan Yang. The following directors are standing for re-election, having been elected at the 2024 Annual Meeting of Stockholders, and having been selected by the Board: 1) Zhixin Liu, 2) Fu Liu, 3) Stephen (Chun Kwok) Wong, and 4) Yan Yang. Michael J. Antonoplos has indicated that he will not stand for re-election and will serve as a director and a member of the board committees until the end of his current term. After due consideration of the qualifications, the Nominating and Governance Committee nominated Yijin Chen as a new director of the Company, together with all our current directors, except for Michael J. Antonoplos, for the Board approval, and the Board approved and nominated each of Zhixin Liu, Fu Liu, Yijin Chen , Stephen (Chun Kwok) Wong, and Yan Yang for election by the stockholders at the Annual Meeting.

All nominees have consented to being named herein and have indicated their intention to serve as our directors, if elected. The Board has no reason to believe that any nominee would be unable or unwilling to serve if elected. Unless authority to do so is withheld, the persons named as proxies will vote the shares represented by such proxies for the election of the named director nominees. In case any of the nominees becomes unavailable for election to the Board the persons named as proxies will have full discretion and authority to vote or refrain from voting for any other nominees in accordance with their judgment. The Board nominees, if elected, will serve until the next annual meeting of stockholders or until each successor is duly elected and qualified, and will be assigned to serve on the standing committees of the Board. Certain information about each director nominee’s experience, qualifications and skills are set forth below in the section entitled “Information About Directors and Executive Officers.”

Vote Required and Recommendation of the Board of Directors

A plurality of the eligible votes cast is required to elect director nominees, and as such, the five nominees who receive the greatest number of “For” votes cast by stockholders, entitled to vote at the meeting, will be elected. A nominee who receives a plurality means he or she has received more votes than any other nominee for the same director’s seat.

The Board recommends that stockholders vote FOR each of the director nominees for election to our Board of Directors.

PROPOSAL 2

TO RATIFY THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected Kreit & Chiu CPA LLP as our independent registered public accounting firm to audit our financial statements for the fiscal year ending June 30, 2025. Our stockholders are being asked to ratify this appointment. In the event that ratification of this selection of auditors is not approved by the stockholders, we will reassess our selection of auditors. Representatives of Kreit & Chiu CPA are expected to be present virtually at the Annual Meeting and will be available to respond to appropriate questions.

The following table sets forth fees billed to us by our previous independent registered public accounting firm, Kreit & Chiu CPA’s LLC, for the fiscal years ended June 30, 2024 and 2023, respectively, for: (i) services rendered for the audit of our annual financial statements and the review of our quarterly financial statements; (ii) services by our independent registered public accounting firms that are reasonably related to the performance of the audit or review of our financial statements and that are not reported as audit fees; (iii) services rendered in connection with tax compliance, tax advice and tax planning; and (iv) all other fees for services rendered.

	2024	2023
Audit Fees	$151,200	$137,500
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
TOTAL	$151,200	$137,500

●	Audit Fees — Audit fees represent the aggregate fees billed for professional services rendered by our independent accounting firm for the audit of our annual financial statements, review of financial statements included in our quarterly reports, review of registration statements or services that are normally provided in connection with statutory and regulatory filings or engagements for those fiscal years.

●	Audit-Related Fees — Audit-related fees represent the aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under Audit Fees.

●	Tax Fees — Tax fees represent the aggregate fees billed for professional services rendered by our principal accountants for tax compliance, tax advice, and tax planning for such years.

●	All Other Fees — All other fees represent the aggregate fees billed for products and services other than the services reported in the other categories.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee on an annual basis reviews audit and non-audit services performed by the independent auditors. All audit and non-audit services are pre-approved by the Audit Committee, which considers, among other things, the possible effect of the performance of such services on the auditors’ independence.

Vote Required and Recommendation of the Board of Directors

The approval of Proposal 2 requires the affirmative votes of at least a majority of the shares present in person or by proxy and entitled to vote on the matter.

The Board recommends that stockholders vote FOR the ratification of the auditor appointment.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board with its oversight responsibilities regarding the Company’s financial reporting process. The Company’s management is responsible for the preparation, presentation and integrity of the Company’s financial statements and the reporting process, including the Company’s accounting policies, internal control over financial reporting and disclosure controls and procedures. Kreit & Chiu CPA LLP, the Company’s independent registered public accounting firm, is responsible for performing an audit of the Company’s financial statements. We have reviewed and discussed with management and Kreit & Chiu CPA LLP the Company’s audited financial statements. We discussed with Kreit & Chiu CPA LLP, the overall scope and plans of their audit. We met with Kreit & Chiu CPA LLP, with and without management present, to discuss the results of its examinations, its evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting. With regard to the fiscal year ended June 30, 2024, the Audit Committee (i) reviewed and discussed with management the Company’s audited financial statements as of June 30, 2024, and for the year then ended; (ii) discussed with Kreit & Chiu CPA LLP the matters required by Public Company Accounting Oversight Board (PCAOB) AS Section 1301, Communications with Audit Committees; (iii) received the written disclosures and the letter from Morison Cogen LLP required by applicable requirements of the PCAOB regarding Kreit & Chiu CPA LLP’s communications with the Audit Committee regarding independence; and (iv) discussed with Kreit & Chiu CPA LLP about their independence. Based on the review and discussions described above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2024, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors,

/s/ Stephen Wong (Chair), Michael J. Antonoplos and Yan Yang.

PROPOSAL 3

APPROVAL OF THE AMENDMENT NO. 4 TO OUR 2018 EQUITY INCENTIVE PLAN

Our Board of Directors, acting upon the recommendation of the Board of Directors’ Compensation Committee (the “Compensation Committee”), has approved Amendment No.4 to our 2018 Equity Incentive Plan (the “Plan”) to increase the number of shares of the Common Stock, that are reserved thereunder from 2,600,000 shares to 7,600,000 (“Amendment No.4”). The Board now recommends Amendment No.4 be approved and adopted by the Company’s stockholders and directs that such proposal be submitted at the Annual Meeting.

As of the Record Date, we had issued shares of common stock or stock options as compensation to the Company’s directors, independent directors and consultant of common stock in an aggregate of approximately 1,631,713 shares and approximately 968,287 shares of common stock were available for issuance under the Plan. There were 68 participants in the Plan as of the Record Date.

The Compensation Committee has reviewed the Plan and determined that the Plan requires additional available shares for issuance to provide flexibility with respect to stock-based compensation that the Compensation Committee believes is necessary to establish appropriate long-term incentives to achieve our objectives. Our Board of Directors believes that it is advisable to increase the number of shares of the Common Stock from 2,600,000 shares to 7,600,000 shares in order to attract and compensate employees, officers, directors and other eligible participants upon whose judgment, initiative and effort we depend. The issuance of award under the Plan to these eligible participants is designed to align the interests of such participants with those of our stockholders.

The proposed Amendment to the Plan increases the number of shares of common stock that may be issued as awards under the Plan by 5,000,000 shares. As amended, the Plan will continue to provide that all of the shares authorized for issuance (including the increased shares) may be granted as incentive stock options as long as other awards pursuant to the Plan and the Plan will also continue to provide for appropriate adjustments in the number of shares in the event of a stock dividend, recapitalization, merger or similar transaction. A copy of Amendment No.4 is attached hereto as Appendix A and is incorporated by reference herein.

Shares Available

Our Board of Directors has authorized, subject to the stockholders’ approval, to reserve 7,600,000 shares of our common stock for issuance under the Plan. In the event of any stock dividend, stock split, reverse stock split, share combination, recapitalization, merger, consolidation, spin-off, split-up, reorganization, rights offering, liquidation, or any similar change event of or by our company, appropriate adjustments will be made to the shares subject to the Plan and to any outstanding awards. Shares available for awards under the Plan may be either newly-issued shares or treasury shares.

In certain circumstances, shares subject to an outstanding award may again become available for issuance pursuant to other awards available under the Plan. For example, shares subject to forfeited, terminated, canceled or expired awards will again become available for future grants under the Plan.

Administration

The Board has delegated the administration of the Plan to the Compensation Committee, and the Compensation Committee has full and complete authority, in its discretion, but subject to the express provisions of the Plan, to designate participates; to determine the type or types of awards to be granted, to determine the number of awards to be granted and the time or times at which awards shall be granted; to establish the terms and conditions upon which awards may be exercised; to specify, at the time of grant, provisions relating to exercisability of awards and to accelerate or otherwise modify the exercisability of any awards. All determinations of the Compensation Committee are final and binding on all persons having an interest in the Plan or in any award made under the Plan. The costs and expenses of administering the Plan are borne by the Company.

Eligibility

Eligible persons include: (i) individual employed by the Company or an Affiliate; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto;

(ii) director of the Company or an Affiliate; (iii) consultant or advisor to the Company or an Affiliate, provided that if the Securities Act applies such persons must be eligible to be offered securities registrable on Form S-8 under the Securities Act; or (iv) prospective employees, directors, officers, consultants or advisors who have accepted offers of employment or consultancy from the Company or its Affiliates (and would satisfy the provisions of clauses (i) through (iii) above once he or she begins employment with or begins providing services to the Company or its Affiliates).

Term of the Plan

The Plan shall terminate automatically on August 22, 2028, unless terminated earlier by the Board, except with respect to Awards then outstanding. The Board may terminate this Plan or any portion thereof at any time pursuant to Section 14(a) of the Plan, and no Awards may be granted under the Plan after it is terminated.

Incentive Stock Options and Non-qualified Stock Options

All Options granted under this Plan shall be Nonqualified Stock Options unless the applicable award agreement expressly states that the Option is intended to be an Incentive Stock Option. Officers, directors, and consultants of the Company who are not employees shall not be eligible to receive Incentive Stock Options.

No Incentive Stock Option shall be exercisable more than ten (10) years from the date the Stock Option was granted. However, if a grantee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any parent corporation or subsidiary corporation of the Company, and the Stock Option is granted to such grantee, the term of the Stock Option shall be for no more than five (5) years from the date of grant. The Compensation Committee, in its sole discretion, shall determine whether any particular Stock Option shall become exercisable in one or more installments, specify the installment dates, and, within the limitations herein provided, determine the total period during which the Stock Option is exercisable. The exercise price of a Stock Option shall be payable on exercise of the option (i) in cash or by check, cash equivalent and/or vested Common Shares valued at the Closing Price at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of Common Shares in lieu of actual delivery of such shares to the Company); provided, however, that such Common Shares are not subject to any pledge or other security interest and; (ii) by such other method as the Committee may permit in accordance with applicable law, in its sole discretion, including without limitation: (A) in other property having a fair market value (as determined by the Committee in its discretion) on the date of exercise equal to the Exercise Price or (B) if there is a public market for the Common Shares at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered a copy of irrevocable instructions to a stockbroker to sell the Common Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price or (C) by a “net exercise” method whereby the Company withholds from the delivery of the Common Shares for which the Option was exercised that number of Common Shares having a Closing Price equal to the aggregate Exercise Price for the Common Shares for which the Option was exercised. Any fractional Common Shares shall be settled in cash.

If a grantee’s employment with the Company is terminated, the unvested portion of such Stock Option shall expire upon termination of employment or service of the Participant granted the Option, and the vested portion of such Option shall remain exercisable for: (A) one year following termination of employment or service by reason of such Participant’s death or Disability (with the determination of Disability to be made by the Committee on a case by case basis), but not later than the expiration of the Option Period; (B) for directors, officers and employees of the Company only, for the remainder of the Option Period following termination of employment or service by reason of such Participant’s Retirement (it being understood that any Incentive Stock Option held by the Participant shall be treated as a Nonqualified Stock Option if exercise is not undertaken within 90 days of the date of Retirement); or (C) 90 calendar days following termination of employment or service for any reason other than such Participant’s death, Disability or Retirement, and other than such Participant’s termination of employment or service for Cause, but not later than the expiration of the Option Period.

If a grantee’s employment with the Company is terminated, a director grantee ceases to be a director, or a consultant grantee ceases to be a consultant, the terms of any then outstanding Nonqualified Stock Option held by the grantee shall extend for a period ending on the earlier of the date established by the Compensation Committee at the time of grant or three (3) months after the grantee’s last date of employment or cessation of being a director or consultant, and such Stock Option shall be exercisable to the extent it was exercisable as of the date of termination of employment or cessation of being a director or consultant.

Restricted Stock and Restricted Stock Units Award

Under the Plan, officers, employees, directors and consultants shall be eligible to receive grants of restrict stock (“Restricted Stock”). The Compensation Committee shall determine and designate from time to time those officers, employees, directors and consultants who are to be granted Restricted Stock and the number of shares of common stock subject to such award. The Compensation Committee, in its sole discretion, shall make such terms and conditions applicable to the grant of Restricted Stock as may appear generally acceptable or desirable to the Compensation Committee.

If a grantee’s employment with the Company is terminated, a director grantee ceases to be a director, or a consultant grantee ceases to be a consultant, prior to the lapse of any restrictions applicable to the Restricted Stock, then such Restricted Stock shall be forfeited and the Grantee shall return the certificates representing such Restricted Stock to the Company.

Under the Plan, officers, employees, directors, and consultants shall be eligible to receive grants of restricted stock units (“Restricted Stock Units”) under this Plan. The Compensation Committee shall determine and designate from time to time those officers, employees, directors and consultants who are to be granted Restricted Stock Units and the number of shares of common stock subject to such an award. The Compensation Committee, in its sole discretion, shall make such terms and conditions applicable to the grant of Restricted Stock Units as may appear generally acceptable or desirable to the Compensation Committee.

If a grantee’s employment with the Company is terminated, a director grantee ceases to be a director, or a consultant grantee ceases to be a consultant, prior to the lapse of any restrictions applicable to the Restricted Stock Units, then such Restrict Stock Unit shall be forfeited and the grantee shall return the certificates representing such Restricted Stock to the Company.

Change in Control Provisions

If and only to the extent provided in the award agreement, or to the extent otherwise determined by the Compensation Committee, upon the occurrence of a “Change in Control”, the Compensation Committee shall take such action as it deems appropriate and equitable to effectuate the purposes of this Plan and to protect the grantees of awards, which action may include but be not limited to: (i) acceleration or change of the exercise and/or expiration dates of any award to require that exercise be made, if at all, prior to the change in control; and (ii) adjusting any or all of the number of Common Shares or other securities of the Company (or number and kind of other securities or other property) that may be delivered in respect of Awards or with respect to which Awards may be granted under this Plan (including, without limitation, adjusting any or all of the limitations under Section 5 of this Plan).

Fair Market Value

Under the Plan, fair market value means (i) if the common shares (A) are listed on a national securities exchange or the NASDAQ system, or (B) are not listed on a national securities exchange, but is quoted by the OTC Markets Group, Inc. or any successor or alternative recognized over-the-counter market or another inter-dealer quotation system, on a last sale basis, the average selling price of the Common Shares reported on such national securities exchange or other inter-dealer quotation system, determined as the arithmetic mean of such selling prices over the thirty (30) Business Day period preceding the Date of Grant, weighted based on the volume of trading of such Common Shares on each trading day during such period; (ii) if the common stock is not listed on a national securities exchange or quoted in an inter-dealer quotation system on a last sale basis, the amount determined by the Committee in good faith to be the fair market value of the Common Shares.

Transferability Restrictions

Generally, and unless otherwise provided in an award agreement, shares or rights subject to an award cannot be assigned or transferred other than by will or by the laws of descent and distribution and awards may be exercised during the participant’s lifetime only by the participant or his or her guardian or legal representative. However, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, with or without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award agreement to preserve the purposes of this Plan, to: (A) any person who is an “immediate family member” of the Participant; (B) a trust solely for the benefit of the Participant and his or her Immediate Family Members; or (C) a partnership or limited liability company whose only partners or stockholders are the Participant and his or her Immediate Family Members; or (D) any other transferee as may be approved provided, that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of this Plan.

Amendment and Termination of the Plan

The Board may amend, alter, suspend, discontinue, or terminate this Plan or any portion thereof at any time; provided, that (i) no amendment to the definition of Eligible Employee in Section 2, Section 5(i), Section 11(c) or Section 14(b) (to the extent required by the proviso in such Section 14(b)) shall be made without stockholder approval and (ii) no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to this Plan (including, without limitation, as necessary to comply with any rules or requirements of any securities exchange or inter-dealer quotation system on which the Common Shares may be listed or quoted or to prevent the Company from being denied a tax deduction under Section 162(m) of the Code); and, provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the prior written consent of the affected Participant, holder or beneficiary.

Federal Tax Consequences

The following brief summary of the effect of federal income taxation upon the recipients and us with respect to the shares under the Plan does not purport to be complete and does not discuss the tax consequences of a recipient’s death or the income tax laws of any state or foreign country in which the recipient may reside.

Tax Withholding

A Participant shall be required to pay to the Company or any Affiliate, or the Company or any Affiliate shall have the right and is hereby authorized to withhold, from any cash, Common Shares, other securities or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, Common Shares, other securities or other property) of any required withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under this Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholding and taxes.

PROPOSAL 4

AUTHORIZATION TO ADJOURN THE ANNUAL MEETING

If the Annual Meeting is convened and a quorum is present, but there are not sufficient votes to approve Proposal 1, 2 and or 3, one or more of our proxy holders may move to adjourn the Annual Meeting at that time in order to enable our Board to solicit additional proxies. In this proposal, we are asking our stockholders to authorize one or more of our proxy holders to adjourn the Annual Meeting to another time and place, if necessary, to solicit additional proxies in the event that there are not sufficient votes to approve Proposal 1, 2, and or 3. If our stockholders approve this proposal, one or more of our proxy holders can adjourn the Annual Meeting and any adjourned session of the Annual Meeting to allow for additional time to solicit additional proxies, including the solicitation of proxies from our stockholders that have previously voted. Among other things, approval of this proposal could mean that, even if we had received proxies representing a sufficient number of votes to defeat Proposal 1, 2 and or 3, we could adjourn the Annual Meeting without a vote on such proposals and seek to convince our stockholders to change their votes in favor of such proposals. If it is necessary to adjourn the Annual Meeting, no notice of the adjourned meeting is required to be given to our stockholders, other than an announcement at the Annual Meeting of the time and place to which the Annual Meeting is adjourned, so long as the meeting is adjourned for 30 days or less and no new record date is fixed for the adjourned meeting. At the adjourned meeting, we may transact any business which might have been transacted at the original meeting.

Vote Required and Recommendation of the Board of Directors

The approval of this Proposal requires the affirmative vote of the stockholders present in person or represented by proxy holding shares representing at least a majority of the votes so present or represented and entitled to be cast thereon.

The Board recommends a vote “FOR” the approval of this Proposal.

AVAILABILITY OF PROXY MATERIALS AND ANNUAL REPORT ON FORM 10-K

These proxy solicitation materials are available at https://www.westcoaststocktransfer.com/dtss-proxy/on or about March 28, 2025, to all stockholders entitled to vote at the Annual Meeting. A copy of the Company’s Annual Report on Form 10-K will be made available at https://www.westcoaststocktransfer.com/dtss-proxy/ concurrently with these proxy solicitation materials.

The Company is furnishing proxy materials to our stockholders primarily via the Internet, rather than mailing printed copies of these materials to each stockholder. We believe that this process should expedite stockholders’ receipt of proxy materials, lower the costs incurred by us for the Annual Meeting and help to conserve natural resources. On or about March 28, 2025 we will mail to each stockholder of record and beneficial owners (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials, in the form of a mailing titled “Important Notice Regarding the Availability of Proxy Materials”, that contains instructions on how to access and review the proxy materials, including this proxy statement and the Company’s Annual Report, on a website referred to in such notice and how to access a proxy card to vote. The Notice of Internet Availability of Proxy Materials also contains instructions on how to receive a paper copy of the proxy materials. If you receive a Notice of Internet Availability of Proxy Materials by mail, you should not expect to receive a printed copy of the proxy materials unless you request one. If you receive a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, currently or on an ongoing basis, please follow the instructions included in the Notice of Internet Availability of Proxy Materials.

OTHER PROPOSED ACTION

Our Board of Directors does not intend to bring any other matters before the Annual Meeting, nor does it know of any matters which other persons intend to bring before the Annual Meeting. If, however, other matters not mentioned in this proxy statement properly come before the Annual Meeting, the persons named in the accompanying form of proxy will vote thereon in accordance with the recommendation of the Board of Directors.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. This year, a number of brokers with account holders who are the Company’s stockholders may be “householding” our proxy materials. A single copy of the proxy materials may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of the proxy materials, please (1) notify your broker, or (2) direct your written request to Room 302-5，Building C, Gemdale Viseen International Center, No.5 Shengfang Road, Daxing District, Beijing, People’s Republic of China 102600, Attention: Corporate Secretary. Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request householding of their communications should contact their brokers. In addition, upon written request to the address set forth above, we will promptly deliver a separate copy of the proxy materials to any stockholder at a shared address to which a single copy of the documents was delivered.

STOCKHOLDER PROPOSALS AND SUBMISSIONS

In order to be eligible for inclusion in our proxy statement and form of proxy for our 2025 Annual Meeting, a proposal of a stockholder, including the submission of a stockholder nominee for election to our Board of Directors, must be received at our principal executive offices located in Beijing, PRC no later than April 26, 2024 (the “Deadline”). The notice of the proposal also must comply with the content requirements for such notices set forth in our Amended and Restated Bylaws. Whether or not you expect to be present at the Annual Meeting, please sign and return the enclosed proxy promptly. Your vote is important. If you are a stockholder of record and attend the Annual Meeting and wish to vote in person, you may withdraw your proxy at any time prior to the vote.

By Order of the Board of Directors of Datasea Inc.

By:	/s/ Zhixin Liu
Name:	Zhixin Liu
Title:	Chairman of the Board and Chief Executive Officer

March 28, 2025

Appendix A

FORM OF PROXY CARD FOR 2025 ANNUAL MEETING

DATASEA INC. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 7, 2025 The undersigned stockholder acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement, each dated March 28 , 2025 , and hereby appoints Zhixin Liu, as the proxy for the undersigned, with full power of substitution, to vote all of the undersigned’s shares of common stock of Datasea Inc . (the “Company”) at the Annual Meeting . The Annual Meeting will be held on May 7 , 2025 , at 9 : 00 AM, local time (BEIJING Time) (i . e .: May 6 , 2025 , at 9 : 00 PM, ET) at the corporate offices of Datasea Inc . , Room 302 - 5 ヤ Building C, Gemdale Viseen International Center, No . 5 Shengfang Road, Daxing District, Beijing, People’s Republic of China 102600 . (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.) VOTING INSTRUCTIONS Read our proxy statement before you vote by proxy. Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope. MAIL: Complete the reverse portion of this Proxy Card and Fax to 760 - 452 - 4423 . FAX: https://www.westcoaststocktransfer.com/proxy - dtss/ CONTROL NUMBER: XXXXXXXXXXXX INTERNET: Go to the above Internet website . Have your proxy card in hand when you access the website . Enter your "Control Number" printed above and then follow the instructions provided to appoint the Proxies and give them directions on how to vote your shares . If you appoint the Proxies by Internet, you need not return a proxy card . You will be appointing the Proxies to vote your shares for you on the same terms and with the same authority as if you marked, signed and returned a proxy card . You may appoint the Proxies by Internet through the end of the Annual Meeting on May 7 , 2025 .

ANNUAL MEETING OF STOCKHOLDERS OF DATASEA, Inc. PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: CONTROL NUMBER: XXXXXXXXXXXX APPOINTMENT OF PROXY SOLICITED BY THE BOARD OF DIRECTORS CONTROL NUMBER: XXXXXXXXXXXX Proposal 1 FOR ALL EXCEPT WITHHOLD ALL FOR ALL Proposal 1 ELECTION OF DIRECTORS: Proposal to elect five (5) nominees to the Board of Directors. Zhixin Liu Fu Liu Yijin Chen Chun Kwok Wong Yan Yang Proposal 2 ABSTAIN AGAINST FOR Proposal 2 RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM: To ratify the appointment of Kreit & Chiu CPA LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2025. Proposal 3 ABSTAIN AGAINST FOR Proposal 3 To approve Amendment No. 4 to our 2018 Equity Incentive Plan. Proposal 4 ABSTAIN AGAINST FOR Proposal 4 To authorize the adjournment of the Annual Meeting, if necessary. OTHER BUSINESS: Not known IMPORTANT : Signature should agree with name printed hereon . If stock is held in the name of more than one person, EACH joint owner should sign . Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign . Attorneys should submit powers of attorney . Dated : , 2025 The Board recommends a vote FOR the director nominees and proposals above and if no specification is made, the shares will be voted for such nominees and proposals. PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES SET FORTH IN PROPOSAL 1, FOR THE PROPOSAL 2, AND 3 WILL GRANT DISCRETIONARY AUTHORITY PURSUANT TO ITEM 2. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU. (Print Name of Shareholder and/or Joint Tenant) (Signature of Shareholder) (Second Signature if held jointly)